Exhibit 10.28.2

AMENDMENT TO LEASE AGREEMENT AND CONSENT AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT AND CONSENT AGREEMENT (this "Amendment") is entered into as of this 28th day of August, 1998, by and among ALHAMBRA ROYALE, a California limited partnership ("Landlord"), PACIFICA MANOR, INC., a California corporation, and JERRY AGAM, an individual (collectively, "Original Tenant'), and COBBCO INC., a California corporation ("New Tenant"),with reference to the following facts and circumstances.

RECITALS

A.          Landlord entered into that certain Amended and Restated Lease Agreement, dated November 1, 1994, with Original Tenant (the "Lease'), pursuant to which Original Tenant from Landlord that certain licensed residential care facility for the elderly commonly known as "Alhambra Royale" and located at 1 East Commonwealth , Alhambra, California (the "Premises"). A true and correct copy of the Lease is attached hereto as Exhibit "A" and the terms of the Lease are incorporated herein by this reference.

B.          Original Tenant has advised Landlord that it intends to sell substantially all of the residential care facility for the elderly assets of the Original Tenant, including those operated at the Premises, to New Tenant, as of the Effective Date (as defined below). Accordingly, Original Tenant and New Tenant desire to effectuate an assignment and assumption of the Lease pursuant to which New Tenant shall expressly assume the obligations of Original Tenant under the Lease upon consummation of such purchase. •

C.          New Tenant has advised Landlord that, subsequent to the assignment of the Lease from Original Tenant to New Tenant, New Tenant will be merged into Summerville at Cobbco, Inc., a California corporation ("Summerville"); which entity to-be-formed will be a wholly-owned subsidiary of Summerville Healthcare Group, a Delaware corporation.

D.      Pursuant to Section 11 of the Lease, Original Tenant may not effectuate the assignment to New Tenant or the merger of New Tenant into Summerville without obtaining Landlord's prior written consent

E.   Landlord is unwilling to consent to such assignment and such subsequent merger except upon the terms and conditions of this Amendment

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord, Original Tenant and New Tenant hereby agree as follows:

1.     Incorporation of Recitals. The foregoing recitals are hereby incorporated into the body of this Amendment.

2.         Effective Date. This Amendment, upon complete execution and delivery hereof, shall become effective and shall be deemed effective on the same date upon which New Tenant's acquisition of Original Tenant's business is consummated (the "Effective Date"). Original Tenant and New Tenant shall jointly and promptly give written notice to Landlord of the Effective Date.

3.         Representations, Warranties and Covenants by New Tenant. New Tenant represents and warrants to Landlord that all financial statements or other documentation delivered by New Tenant to Landlord in anticipation of the assignment and assumption of the Lease to New Tenant and the subsequent merger of new Tenant into Summerville are true and correct and accurately reflect the financial position of New Tenant as of the Effective Date. New Tenant further represents and warrants that it is licensed to operate, and does operate, residential care facilities for the elderly which are comparable to the Premises, and is acquainted with, and does accept, the Premises in an "as is" condition. Throughout the remaining term of the Lease, New Tenant and Summerville shall deliver to Landlord such financial and other information about New Tenant and/or Summerville as may be requested from time to time in writing by Landlord. New Tenant acknowledges that (a) the current monthly rent for the premises under the Lease is $31,934.00; which monthly rent is subject to adjustment on May 1, 1999, as provided in the Lease, (b) the current Security Deposit held by Landlord is $88,000.00, and (c) the current monthly impound amount for real estate taxes is $4,079.00.

4.         Assignment by Original Tenant: Assumption by New Tenant Subject to Paragraphs 5 and 6 of this Amendment and effective as of the Effective Date, Original Tenant hereby assigns to New Tenant all of Original Tenant's right, title and interest in and to the Lease, and New Tenant hereby assumes all of the obligations of Original Tenant under the Lease, as if new Tenant had originally executed and delivered the Lease, New Tenant hereby acknowledges that New Tenant has reviewed all of the terms and provisions of the Lease and that New Tenant understands and expressly agrees to each of the same.

5.         Consent of Landlord to Transfer. Upon Landlord's receipt of a fully-executed counterpart of this Amendment from Original Tenant and New Tenant, Landlord hereby consents to the assignment of the. Lease by Original Tenant to New Tenant, and the assumption by New Tenant of Original Tenant's obligations thereunder as of the Effective Date; provided, however, as consideration for this Amendment and pursuant to Section 11 of the Lease, the Original Tenant agrees and reaffirms that Original Tenant, and each of them, shall remain liable for the continued performance of all of the terms and provisions of the Lease on the part of the "Tenant" thereunder throughout the remainder of the Term of the Lease; which liability shall be joint and several with New Tenant. The continued liability of Original Tenant shall survive the execution of this Amendment. the assignment of the Tenant's interest in the Lease to New Tenant, the close of New Tenant's acquisition of Original Tenant's business, and the Effective Date.

6.     Consent of Landlord to Merger. Upon Landlord's receipt of a fully-executed counterpart of this Amendment from Original Tenant and New Tenant, Landlord hereby consents to the assignment of the Lease by New Tenant to Summerville upon the merger of New Tenant into Summerville, and the assumption by Summerville of New Tenant's obligations thereunder; provided, however, as consideration for this Amendment and pursuant to Section 11 of this Lease, the Original Tenant agrees and reaffirms that Original Tenant, and each of them, shall remain liable for the continued performance of all of the terms and provisions of the Lease on the part of the "Tenant" thereunder throughout the remainder of the Term of the Lease; which liability shall be joint and several with Summerville after the merger of New Tenant into Summerville. The continued liability of Original Tenant shall survive the merger of New Tenant into Summerville and the concurrent assignment of the Lease to Summerville.

7.      Security Deposit. Upon New Tenant's execution and delivery of this Amendment, New Tenant and Original Tenant agree that the Security Deposit of $88,000.00 held by Landlord shall be retained by Landlord, the benefit thereof shall be transferred to New Tenant, and the Security Deposit shall continue to be held by Landlord in accordance with the provisions of Section 34.2 of the Lease. Likewise, upon the merger of New Tenant into Summerville, the Security Deposit of $88,000.00 held by Landlord shall be retained by Landlord, the benefit thereof shall be transferred to Summerville, and the Security Deposit Shall continue to be held by Landlord in accordance with—Section 34.2 of the Lease.

8.      Indemnifications. Upon the Effective Date, the parties and each of them, agree as follows:

(a)         Original Tenant hereby agrees to indemnify, defend, protect and hold harmless Landlord, New Tenant and their respective partners, officers, agents, representatives, employees, attorneys, heirs, successors and assigns from and against any and all liability, damages, losses, claims, judgments, awards, and/or causes of action, including attorneys' fees and litigation and arbitration expenses, arising directly or indirectly from or related to the Premises and/or the Lease prior to the Effective Date.

(b)         New Tenant and, upon the merger of New Tenant into Summerville, Summerville hereby jointly and severally agree to indemnify, defend, protect and hold harmless Landlord, New Tenant and their respective partners, officers, agents, representatives, employees, attorneys, heirs, successors and assigns from and against any and all liability, damages, losses, claims, judgments, awards, and/or causes of action, including attorneys' fees and litigation and arbitration expenses, arising directly or indirectly from or related to the Premises and/or the Lease on or after the Effective Date.

(c)         Each of the indemnification obligations set forth in this Paragraph 8 shall survive any termination of the Lease, the Effective Date, the consummation of New Tenant's purchase of the assets of Original Tenant, the merger of New Tenant into Summerville and each of the transfers of the Lease consented to in this Amendment.

9.      Representations of Original Tenant. In connection with the foregoing, Original Tenant represents and warrants to New Tenant and Landlord, which representations and warranties shall be deemed remade as of the Effective Date, that:

(a)        A true and correct copy of the Lease and any and all addendums, supplements, amendments and modifications thereof have been previously provided to New Tenant;

(b)          The Lease is in full force and effect according to the terms set forth in the document(s) previously provided to New Tenant

(c)          Original Tenant has not previously assigned or transferred any of its rights, title or interest in, to or under the Lease, and it holds such right, title and interest free and clear of any liens, claims or encumbrances.

(d)          As of the Effective Date: (i) Original Tenant is current in the payment of all rents and other amounts due under the Lease, including, without limitation, amounts due with respect to taxes, utilities and insurance, and to Original Tenant's knowledge, Original Tenant is not in default of any of its obligations thereunder, nor has any event or condition occurred which, with notice or lapse of time, would mature into a default under this lease; (ii) there are no claims, rights or actions that have accrued or could be asserted by Original Tenant against New Tenant for any default, breach or violation by Landlord under the Lease; and (iii) Original Tenant does not have any offsets or defenses that could be asserted in any action against the Landlord for payments or other obligations due under the Lease. Nothing contained herein chart be construed as a waiver by Landlord of any rights that it may have for any default, breach, or violation of any term or provision of the Lease, regardless of when such right might accrue or default, breach or violation might occur.

(e)           Subject to the removal of tenant alterations and additions upon the termination of the Lease and the repair of any damage incident to such removal and any routine cleaning, the Premises are, to Original Tenant's knowledge, in a condition sufficient to satisfy the requirements imposed upon the tenant under the Lease respecting the condition of the Premises upon termination of the Lease.

10.    No Amendment or Assignment of Lease. On or after the Effective Date, New Tenant shall not agree to any amendment, modification or supplement of the Lease, nor assign all or any part of New Tenant's interest under the Lease to any party other than Summerville, without the prior written consent of Original Tenant (which consent shall not be unreasonably withheld) and Landlord (which consent shall be pursuant to the terms and conditions of the Lease). Notwithstanding the above, new Tenant and Summerville shall not require Old Tenant's consent to exercise any presently existing rights of tenant under Section 34 of the Lease.

11.    No Further Consented Assignments. This Amendment shall be deemed to consent only to the assignment of the Lease to New Tenant and the subsequent merger of New Tenant into Summerville. Any further or additional assignment of the Lease shall be subject to the terms and conditions of the Lease.

12.        Entire Agreement. This Amendment represents the entire agreement of the parties hereto, and Original Tenant and New Tenant hereby acknowledge that Landlord has made no representations, warranties or agreements with Original Tenant or New Tenant other than those expressly set forth herein or in the Lease.

13.         Counterparts. This Amendment may be executed in one or-more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.         Authority to Execute. Each individual executing this Amendment on behalf of a party represents and warrants to each other party that he has the full authority, acting alone, to execute and deliver this Amendment on behalf of such party, and, if such party is a corporation, any appropriate resolution of the Board of Directors of such corporation has been duly executed which grants such authority to the signing individual.

15.         No Further Amendments. Except as expressly amended in this Amendment, the Lease shall remain in full force and effect, and the Lease, as amended by this Amendment shall be construed as one (1) document.

IN WITNESS WHEREOF, Landlord, Original Tenant and New Tenant have executed this Amendment as of the day and year first hereinabove written, but effective as of the Effective Date.

“LANDLORD”

ALHAMBRA ROYALE, a California
limited partnership

By:	/s/ Jona Goldrich
Jona Goldrich, as Trustee of The
Goldrich Trust No. 1, a General Partner

“ORIGINAL TENANT”

PACIFICA MANOR, INC.,
a California corporation

By:	/s/ Jerry Agam
Jerry Agam, President

/s/ Jerry Agam
Jerry Agam, an individual

“NEW TENANT”

COBBCO INC.,
a California corporation

By:	/s/ Granger Cobb
Name: Granger Cobb
Title: President

By:	/s/ David H. Smith
Name: David H. Smith
Title: Secty

New Tenant’s Address for Notice Purposes:

Attention:
Phone:
Facsimile: